EXHIBIT 10.20
                                  -------------

                             MASTER SALES AGREEMENT

     This MASTER SALES AGREEMENT ("Agreement") is made and entered into as of this 1st day of May 2006 (the "Effective Date") by and between DynaSig Corporation, an Arizona Corporation, with its principal place of business at 1711 W. Greentree Dr., Suite 116, Tempe, Arizona, 85284 ("DYNASIG") and Delta Resources LLC, an Arizona limited liability company, with a place of business at 12402 E. Saddle Horn Trail, Scottsdale, AZ 85259 ("DELTA").

                                    RECITALS

A. DYNASIG develops and markets products for security identification and private personal verification and it wishes to expand its sales opportunities.

B. DELTA has assembled a team of sales representatives, each of whom wishes to act as a sales representative to sell DYNASIG's products within specified United States and Canadian geographic markets.

C. DYNASIG desires to appoint DELTA to act as its sales agency with respect to the sale of its products using sales representatives selected by DELTA all upon the terms set forth in this Agreement.

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the foregoing and the promises, representations and warranties set forth below, DYNASIG and DELTA agree as follows:

                            ARTICLE 1. - DEFINITIONS
                            ------------------------

     For purposes of this Agreement, the following terms shall have the meaning and definition set forth below:

     1.1 "Products" shall mean and refer collectively, to those products listed on Exhibit A to this Agreement, as may be specifically updated from time to time by DYNASIG in writing in its sole discretion.

     1.2 "Territory" shall mean and include those geographic areas of United States, as listed on the attached Exhibit B, and other areas that are mutually agreed to in writing from time to time and will be shown on a separate addendum to this Agreement. DELTA may solicit product sales on behalf of DYNASIG within appointed territory. The Territory is broken down in to sub-territories (individually a "Sub-Territory" and collectively "Sub-Territories") for the purpose of defining territories for sub agents appointed by DELTA.

     1.3 "Confidential Information" shall mean all data and information deemed by either party to this Agreement to be of a confidential nature, including price lists, know how, and trade secrets relating to the business, the affairs, the Products, any development projects or other materials or services of either party. Confidential Information may be communicated orally, in writing or in any other recorded or tangible form. In addition to the foregoing, data and information shall be considered to be Confidential
Information: (i) if either party has marked them as such, (ii) if either party, orally or in writing, has advised the other of their confidential nature, or (iii) if, due to their character or nature, a reasonable person in a like position and under like circumstances as each party would treat them as secret and confidential. Notwithstanding the foregoing, the customer lists of the parties that are shared pursuant to this Agreement shall not be deemed to be "Confidential Information" solely as between the parties for all purposes of this Agreement.

1.4 "Intellectual Property Rights" shall mean and include all patents, copyrights, trademarks, service marks, trade names and other proprietary rights or applications therefore which DYNASIG may at any time own, adopt, use, or register with respect to the Products or the business of DYNASIG.

1.5 "Person" shall mean and include any individual, corporation, trust, estate, partnership, joint venture, company, association, league, governmental bureau or agency, or any other entity regardless of the type or nature thereof.

     1.6 "DYNASIG Trademarks" shall mean and include those trademarks and service marks owned by DYNASIG and used on or in connection with the Products from time to time and all trademarks, service marks and logos developed for DYNASIG'S products during the commission of this DELTA contract and or any extension thereof.

     1.7 "Actual Sales Price" shall mean and include the price stated in a sales confirmation issued by DYNASIG in response to an order, exclusive of tax, duties, shipping, insurance, discounts and similar charges.

     1.8 "DELTA Floor Price" shall mean and include the price for each of the Products as set forth in Exhibit A attached to this Agreement.

                            ARTICLE 2. - APPOINTMENT
                            ------------------------

     2.1 Sale of Products. Subject to the further terms and conditions of this Agreement, DYNASIG hereby appoints DELTA as a non-exclusive sales agent to solicit orders for the Products in the Territory, and DELTA hereby accepts such appointment. In furtherance of such appointment, DYNASIG also agrees that:

          a) DELTA shall be permitted to appoint individual Sales Agents for a Sub-Territory as defined by Article 1.2 herein (individually a "Sales Agent" and collectively "Sales Agents");

          b) Solicit on behalf of DYNASIG persons or businesses to become direct distributors from DYNASIG of the Products in particular territories ("New Distributors"). All potential Distributors must be pre-approved by DYNASIG before solicitation.

     2.2 Relationship Between Parties. DELTA and each Sales Agent will act as an independent contractor under the terms of this Agreement and not as a legal representative of DYNASIG for any purpose whatsoever. The Sales Agents are listed on the attached Exhibit B, and any additions or changes must be approved by DYNASIG. The copies of all agreements between DELTA and Sales Agents shall be made available to DYNASIG for verification.

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Nothing in this Agreement shall be construed:  (i) to give either party the power to direct or control the daily activities of the other party, or (ii) to constitute the parties, DELTA and DYNASIG as principal and agent, employer and employee, franchisor and franchisee, partners, joint ventures, co-owners, or otherwise as participants in a joint undertaking. DYNASIG and DELTA understand and agree that, except as specifically provided for in this Agreement, DYNASIG does not grant DELTA or any Sales Agent power or authority to make or give any agreement, statement, representation, warranty or other commitment, on behalf of DYNASIG, or to enter into any contract or otherwise incur any liability or obligation, express or implied, on behalf of DYNASIG, or to transfer, release or waive any right, title or interest of DYNASIG. However, nothing in this Agreement shall prevent either DELTA or any Sales Agent from soliciting orders for the sale of the Products in the Territory or from making statements about the Products or the warranty for the Products which statements are consistent with the warranty provisions published by DYNASIG or in concurrence with the advertising and promotional materials DYNASIG supplies in relationship to the products.

     2.3 DYNASIG. DYNASIG will have the right to license manufacturers when DYNASIG deems necessary. If any licensed manufacturer is located in the Territory of and is one of DELTA's customers, then DYNASIG will pay a commission to the DELTA (to be negotiated and agreed between the parties) for those units
manufactured by and consumed by the licensed manufacturer.   This clause only
applies to prospective manufacturers, which have been pursued and delivered to DYNASIG by DELTA's Sales Agents.

                          ARTICLE 3. - DUTIES OF DELTA
                          ----------------------------

     3.1 General Conduct. DELTA shall use its best efforts to diligently promote the sale of and to solicit orders for the Products, at its own expense, in the Territory. DELTA will conduct its business in a manner that will reflect favorably on DYNASIG and the Products and will not engage in any deceptive, misleading, illegal or unethical business practice.

     3.2 Sales Agents. DELTA shall appoint Sales Agents adequate to market the Products in the Territory. The appointment of a Sales Agent for any Sub-Territory shall be subject to the approval of DYNASIG. An initial list of Sales Agents for approval is set forth in Exhibit B.

     3.4 Compliance with Laws and Obligations. DELTA shall at all times during the term of this Agreement strictly comply with all applicable regulatory laws and other obligations of DELTA governing the distribution and sale of the Products in the Territory. Such compliance shall include, but shall not be limited to, the following duties:

          a) DELTA shall keep DYNASIG generally informed of the regulatory requirements imposed by the laws of the Territory and shall comply with all those requirements that affect performance of its duties under this Agreement. However, DYNASIG shall be solely responsible for ensuring that the Products comply with all regulatory and licensing requirements of the jurisdictions within the Territory

          b) Each party shall disclose promptly to the other party all reports and any information which become available to it relating to the efficacy, side effects, toxicity or any instances of adverse or deleterious physiological effects caused by or related to the Products;

          Both parties
     acknowledge that such reports shall be considered Confidential Information and neither party shall disclose such reports or information referred to herein to any third party without the written consent of the other party, unless such disclosure is required by law;

          c) DELTA and its Sales Agents shall promptly make available to DYNASIG any information which comes to their attention which may have an adverse impact on DELTA's ability to perform its obligations hereunder, including, but not limited to, correspondence from or demands made by any governmental or regulatory authority or any other Person concerning DELTA's conduct of its business;

     3.5 Monthly Sales Reports. For the term of this Agreement, no less than monthly, DELTA shall provide DYNASIG with a report of sales solicited by each Sales Agent of the Products during the previous month and identify sales prospects, all in a format approved by DYNASIG.

     3.6 Record Keeping. DELTA shall, at all times during the term of this Agreement, maintain or make available accurate books of account and records with regard to its activities under this Agreement. Upon reasonable notice, DELTA shall grant DYNASIG access during normal business hours to such books and records in order that DYNASIG may verify compliance by DELTA with its obligations under this Agreement.

     3.7 Possession and Delivery. Nothing in this Agreement shall obligate DELTA to take delivery or possession of the Products or to maintain any inventory of the Products. Products sold pursuant to an order solicited by DELTA or any Sales Agent shall be delivered to the customer according to the terms applicable to a particular sale.

                           ARTICLE 4. - TERMS OF SALE
                           --------------------------

     4.1 General. DELTA and each Sales Agent shall solicit orders for the sale of Products on behalf of DYNASIG at DYNASIG's published prices and according to standard terms and conditions of sale published by DYNASIG. The prices and standard terms and conditions of sale published as of the date of this Agreement are those set forth in Exhibit A. Such terms and conditions may be varied or amended by DYNASIG at its discretion at any time and from time to
time upon 30 days written notice to DELTA.   Notwithstanding the generality of
the foregoing, all orders placed by DELTA and each Sales Agent shall be subject to written approval by DYNASIG.

     4.2     Procedure and Payment.   Purchases by customers shall be initiated
by delivery to DYNASIG of an order duly executed by customer. Such orders may be submitted directly by a Sales Agent. The orders shall not be binding until accepted in writing by DYNASIG. Customers shall pay for all products in United States Dollars (USD), pursuant to arrangements approved in advance by DYNASIG. Title and risk of loss to all Products shall pass to customers upon receipt by the common carrier at DYNASIG's plant.

4.3     Commissions, Warrants and Fees.

          a) DYNASIG shall pay DELTA a cash commission ("Cash Commission"), which shall be calculated as the difference between the Actual Sales Price and the DELTA Floor

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     Price. The Cash Commission shall be paid to DELTA by
     DYNASIG within 15 days after the receipt of payment by DYNASIG. DELTA shall specify the amount of Cash Commission to be paid to each of DELTA's Sales Agents (if any), which is in DELTA's sole discretion. DYNASIG may at its option act as DELTA's paying agent but in no way shall such act imply any contractual relationship between such Sales Agents and the Company. In cases where the customer has made special arrangements for payment, which must be approved in advance by DYNASIG, in its sole discretion, DYNASIG may, also in its sole discretion, advance Cash Commissions to the DELTA even before the customer has paid for product. Any non payment under such terms will be fully adjusted from DELTA's compensation. DELTA shall be solely responsible for compensating each Sales Agent and shall indemnify and hold harmless DYNASIG from any and all claims and/or liability in respect of any claim for Cash Commission or otherwise made against DYNASIG by a Sales Agent arising or resulting from this Agreement.

          b) DYNASIG shall pay DELTA an additional commission in the form of warrants (the "Commission Warrants") to purchase the common stock of DYNASIG's parent company, Dynamic Biometric Systems, Inc. ("DBSI"). These Commission Warrants will take the form of Exhibit C. DELTA shall specify the number of Commission Warrants to be issued to DELTA and each of DELTA's Sales Agents, which allocation is in DELTA's sole discretion. However, once issued, the Commission Warrants are the property of the receiving party. Any party receiving Commission Warrants will be required to make investment representations regarding each issuance, which DBSI will be entitled to rely on.

     The total number of Commission Warrants to be issued to DELTA or its Sales Agents for each period will be determined by a calculation whereby the "Value of the Sale" (calculated as the difference between the Actual Sales Price and the DELTA Floor Price) is divided by the exercise price of a Commission Warrant established for the period in question. Such Exercise Price shall be the market value of the shares to be acquired upon exercise. The initial Commission Warrant exercise price shall be $0.75. DYNASIG, in its sole discretion, shall determine such market value at the beginning of each of DYNSIG's fiscal quarters.

     DYNASIG shall accumulate and issue the Commission Warrants to DELTA and its Sales Agents quarterly. All Commission Warrants shall have an expiration of not less than two years from their date of issue. DELTA shall be solely responsible for compensating each Sales Agent and shall indemnify and hold harmless DYNASIG from any and all claims and/or liability in respect of any claim for Commission Warrants or otherwise made against DYNASIG by a Sales Agent arising or resulting from this Agreement.

     DELTA shall and shall cause its Sales Agents to execute whatever investment documentation necessary to make allow for the issuance of the Commission Warrants under state and federal securities laws.

          c) To be eligible for a commission, a sale must result primarily from the direct sales efforts of DELTA or its Sales Agents.

          d) Management fees. Management fees of four thousand dollars (US) per month ($4,000/month) shall be paid, upon commencement of this Agreement, at the beginning of each month and prorated for a partial month. Fees for the first two months shall be accrued by DYNASIG with DELTA accepting deferred payment. The deferred payments shall be repaid at

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          the rate of two thousand
     dollars per month ($2,000/month) for four months in addition to the normal monthly fees.

     4.4 Returns. In the event that the return to DYNASIG of any Product by a customer solicited pursuant to this Agreement shall result in the refund of the purchase price or any part thereof in respect of such Product, there shall be deducted from the payment of future Cash Commissions hereunder any commission previously paid to DELTA in respect of such returned Product. Commission Warrants related to such transactions already issued shall be surrendered back to the Company and be partially or fully cancelled depending on the circumstances of their original issuance.

     4.5 Record Keeping. DYNASIG shall, at all times during the term of this Agreement, maintain or make available accurate books of account and records with regard to sales made by it to customers solicited by DELTA or its Sales Agents under this Agreement and commissions payable thereon. Upon reasonable notice, DYNASIG shall grant DELTA access during normal business hours to such books and records in order that DELTA may verify compliance by DYNASIG with its obligations under this Agreement.

                        ARTICLE 5. - TRAINING AND SUPPORT
                        ---------------------------------

     5.1     Training and Support.   Upon DELTA's reasonable request, DYNASIG
will provide DELTA and its Sales Agents with training related to the Products and the use of the Products. The timing and extent of such training shall be mutually agreed upon by DYNASIG and DELTA. In addition, upon the reasonable request of DELTA, DYNASIG will cooperate and assist DELTA in performing any training or support with any customers to whom Products are sold as a result of this Agreement. DYNASIG also agrees to provide DELTA and its Sales Agents with demonstration systems, copies of all advertising and promotional materials related to the Products.

                       ARTICLE 6. - COOPERATION BY DYNASIG
                       -----------------------------------

     6.1 Cooperation by DYNASIG. DYNASIG agrees to cooperate with DELTA and to provide it and its Sales Agents with reasonable assistance in the sale of Products under this Agreement.

                    ARTICLE 7. - INTELLECTUAL PROPERTY RIGHTS
                    -----------------------------------------

     7.1 Acknowledgment. DELTA acknowledges and shall cause its Sales Agents to acknowledge that DYNASIG has exclusive rights, title and interest in and to any and all Intellectual Property Rights.

     7.2 Notices, Marks, Legends and Name. DYNASIG hereby grants to DELTA and to its Sales Agents the right to use the DYNASIG Trademarks, but only in connection with the solicitation of sales of the Products in the Territory and subject to DYNASIG's prior approval in writing of any advertising or promotion of the Products. DELTA and its Sales Agents shall use the DYNASIG Trademarks with respect to all sales solicitations respecting the Products in the Territory. Notwithstanding anything to the contrary herein, DYNASIG may immediately terminate this Agreement if DELTA or any Sales Agent uses the DYNASIG Trademarks in violation of this Agreement. Neither DELTA nor any Sales Agent shall market or solicit sales for the Products under any name, sign or logo other than the DYNASIG Trademarks. DELTA also agrees that neither during the term of this Agreement nor at any time thereafter will it or any Sales Agent register with any government authority or use any of DYNASIG's Trademarks or trade names or any word, symbol or design similar or confusingly similar thereto. DELTA and its Sales Agents shall confine the distribution of literature, brochures, and other printed matter describing the Products to customers or potential customers in the Territory and they will not distribute any of such items, which have not been approved by DYNASIG. DELTA agrees for itself and each Sales Agent not to make any representations concerning Products except as expressly authorized and approved in advance by DYNASIG and agrees to indemnify and hold DYNASIG and its officers, directors, and shareholders harmless from any claim by any third party arising out of alleged representations made by DELTA, its Sales Agents or any of its employees and other agents.

     7.3 Assistance. DELTA shall promptly notify DYNASIG (i) of any claims or objections that its or its Sales Agents' use of the Intellectual Property Rights in connection with the marketing or sale of the Products may or will infringe the patent, copyright, trademarks, trade names, or other proprietary rights or another Person; (ii) of any and all infringements, imitations, illegal use, misuse, by any Person, of the Intellectual Property Rights which come to its or their attention. Further, DELTA shall render to DYNASIG, at DYNASIG's expense, all reasonable assistance that DYNASIG may reasonably require in connection with any matter pertaining to the protection of the Intellectual Property Rights, whether in the courts, administrative agencies, or otherwise.

             ARTICLE 8. - NON-DISCLOSURE OF CONFIDENTIAL INFORMATION
             -------------------------------------------------------

     8.1 Non-Disclosure Obligations. During the term of this Agreement, each party may disclose certain Confidential Information to the other solely to permit the other to perform its obligations under this Agreement. Each party shall refrain from using or exploiting any and all Confidential Information for any purposes or activities other than those specifically authorized in this Agreement. Each party undertakes with the other that it will keep such Confidential Information secret during the term of this Agreement and at any time after the expiration hereof. Each party shall implement effective security procedures in order to avoid disclosure or misappropriate of such Confidential Information.

     8.2 Ownership of Materials. All files, lists, records, documents, drawings and specifications which incorporate or refer to all or a portion of the Confidential Information shall remain the sole property of the party who's Confidential Information it is. Such materials shall be promptly returned (i) upon the owning party's reasonable request, or (ii) in accordance to Article
10.2 of this Agreement upon termination of this Agreement, whichever is earlier.

                        ARTICLE 9. - TERM AND TERMINATION
                        ---------------------------------

     9.1 Terms and Renewal. This Agreement shall commence on the Effective Date and shall continue for a period of twelve months from the Effective Date, unless terminated as provided under this Agreement. At the end of the fixed term, this Agreement shall be automatically renewed on the same terms and conditions for an additional twelve month period unless earlier terminated under the provisions hereof.

     9.2 Termination. In addition to any other rights of termination herein, this Agreement may be terminated:

          a) at any time by mutual consent

          b) Upon notice by either party in the event of breach of this Agreement by the other party which remains uncured for 15 days after written notice of breach is given to the breaching party.

          c) by either party without notice if any proceedings in bankruptcy, a reorganization or arrangement, the appointment of a trustee or any other proceedings for the relief of creditors shall be instituted by or against the other or the other shall make an assignment for the benefit of creditors.

          d) by either party upon 30 days written notice. DELTA shall be entitled to receive Commissions (including Commission Warrants) on written orders actually received by DYNASIG within 90 days of termination, which were direct result of DELTA sales activities or leads. Such Commissions will be paid only after payment on such orders is actually received and in accordance with this Agreement.

              ARTICLE 10. - RIGHTS AND OBLIGATIONS UPON TERMINATION
              -----------------------------------------------------

     10.1 Cessation of Rights. Upon non-renewal or termination (collectively, "Termination") of this Agreement for any reason whatsoever, all rights and obligations of the parties hereunder shall cease, except as provided in Articles 10, 11.4 and 12 of this Agreement; provided, however, that Termination of this Agreement shall not relieve the parties hereto of any obligations accrued prior to said Termination.

     10.2 Return of Products and Sales Materials. Upon Termination, DELTA shall promptly return to DYNASIG all Confidential Information in written, recorded or other tangible form in DELTA's possession, which was supplied by DYNASIG to assist or promote the sale of the Products. DYNASIG shall promptly return to DELTA all Confidential Information in written recorded or other tangible form in DYNASIG's possession, which was supplied by DELTA to DYNASIG. In addition, DYNASIG shall have the right to purchase all of DELTA's sales materials (if any) related to the Products at DELTA's cost for such materials (excluding freight and handling).

     10.3 Survival of Non-Disclosure Obligation. Notwithstanding the Termination of this Agreement, each party shall continue to abide by the terms of its non-disclosure obligations with respect to Confidential Information under
Article 8 of this Agreement.

     10.4 Remedies. In the event of a breach of this Agreement or any term hereof by either party, the other shall have all rights and remedies available at law, in equity, or under the terms of this Agreement, including, without limitation, the right to seek injunctive relief and specific performance of any party's obligations hereunder. All rights and remedies of any party hereto shall be cumulative and the exercise of any right or remedy by any party shall not be deemed a waiver, relinquishment or abandonment of any other right or remedy, and shall not

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affect or limit in any way the future assertion of the same, or any other right or remedy, except to the extent otherwise expressly provided in this Agreement.

                  ARTICLE 11. - COMPLIANCE AND APPLICABLE LAWS
                  --------------------------------------------

     11.1 Application of U.S. Laws. In the performance of its obligations under this Agreement each party shall, at all times, strictly comply with all laws, regulations and orders of the United States, including but not limited to the Foreign Corrupt Practices Act, 15 U.S.C.A. Section 78dd-1, et seq.

     11.2 Authorizations. DELTA shall, at its own expense, make, obtain, and maintain in force at all times during the term of this Agreement, all filings, registrations, reports, licenses, permits and authorizations (collectively "Authorizations") required under applicable law, regulation or order in order for DELTA to perform its obligations under this Agreement. DYNASIG shall provide DELTA with such reasonable assistance as DELTA may request in making or obtaining any such Authorizations.

     11.3 Compliance With Local Law. Each party hereby represents and agrees that neither it nor any person or firm connected with it has participated or will participate in any action in violation of any law, regulation, decree, order, policy or other directive of the lawful government.

     11.4     Indemnification.  Each party hereby indemnifies and agrees to pay,
              ---------------
defend, and hold harmless the other, its affiliated entities, and each of their respective officers, directors, shareholders, members, managers, partners, employees, agents from and against any loss, liability, cost, claim, demand, penalty, order, judgment, or expense arising out of or relating in any manner to its failure to comply with any provision of this Agreement or any laws, regulations or orders of any lawful government of the Territory or of the United States including but not limited to the Foreign Corrupt Practices Act, 15 U.S.C.A. Sec. 78dd 1, et seq.

                        ARTICLE 12. - GENERAL PROVISIONS
                        --------------------------------

     12.1 Entire Agreement and Amendments. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements between the parties, whether written or oral, relating to the same subject matter. No modification, amendments or supplements to this Agreement shall be effective for any purpose unless in writing, signed by each party, approvals or consents hereunder of a party shall also be in writing.

     12.2 Force Majeure. Neither party shall be liable to the other party for any delay or omission in the performance of any obligation under this Agreement, other than the obligation to pay monies, where the delay or omission is due to any cause or condition beyond the reasonable control of the party obliged to perform, including, but not limited to, strikes or other labor difficulties, acts of God, earthquakes, acts of government (in particular with respect to the refusal to issue necessary import or export licenses), war, riots, embargoes, or inability to obtain supplies ("Force Majeure"). If Force Majeure prevents or delays the performance by a party of any obligation under this Agreement, then the party claiming Force Majeure shall promptly notify the other party thereof in writing.

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     12.3     Notices.  All notices required or permitted by this Agreement shall be in writing and in English and shall be effective when delivered personally or five (5) days after sent by U.S. Mail, commercial courier, or air mail, return receipt requested with proper postage, addressed as set forth above.

     12.4 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

     12.5 Binding Nature of Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

     12.6 Incorporation of Exhibits. All Exhibits attached to this Agreement are incorporated herein by reference and are made part of the covenants of this Agreement whether or not the Exhibits are executed by any or all of the parties.

     12.7 Incorporation of Recitals. The prefatory language and Recitals made and stated above are hereby incorporated by reference into, and made a part of, this Agreement.

     12.8 No Other Parties to Benefit. This Agreement is made for the sole benefit of the parties hereto and their successors and permitted assigns.
Except as expressly provided herein, no other person or entity is intended to or shall have any rights or benefits hereunder, whether as third-party beneficiaries or otherwise.

     12.9 Arbitration. Any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in Tempe, Arizona in accordance with the rules, then obtaining, of the American Arbitration Association, and judgment upon the award rendered may be entered in any court having jurisdiction.

     12.10 Governing Law and Venue. The substantive laws of the United States and the State of Arizona shall govern the interpretation and enforcement of this Agreement. Any disputes shall be heard by courts of competent jurisdiction located in Maricopa County, Arizona. Any agreements between DELTA and its Sales Agents shall have similar provisions as to law and venue.

     12.11 Modification and Waiver. No provision of this Agreement shall be amended, waived or modified except by an instrument in writing signed by the parties hereto.

     12.12 Materiality. All covenants, agreements, representations and warranties made herein shall be deemed to be material and to have been relied on by the parties in entering into this Agreement and shall survive the execution and delivery of this Agreement.

     12.13 Integration; Time of the Essence. This Agreement constitutes and embodies the full and complete understanding and agreement of the parties hereto and supersedes all prior understandings, whether oral or written. Time is of the essence in all matters associated with this

Agreement. No representation, promise, inducement or statement of intention has been made by any party hereto which is not embodied in this Agreement, and no party hereto shall be bound by or liable for any alleged misrepresentation, promise, inducement or statement of intention not so set forth.

     12.14 Authority. By execution of this Agreement, the signatories hereto represent and warrant their authority to act in the capacity stated. By execution of this Agreement each party represents and warrants its right, power and authority to enter into and to perform its obligations under this Agreement.

     The parties have signed this Agreement effective on the date first set forth above.

     "DYNASIG"

     DYNASIG  CORPORATION,


     By:     /s/  Richard  C.  Kim
             ---------------------
     Richard  Kim
     President

     Date:          May  4,  2006
                    -------------


     "DELTA"

     DELTA  RESOURCES,  LLC


     By:     /s/  James  L.  Thomas
             ----------------------
     James  L.  Thomas
     President

     Date:          May  4,  2006
                    -------------



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